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                                  EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of BAM! Entertainment, Inc.

We consent to the use in this Registration Statement of BAM! Entertainment, Inc. on Form S-1 of our report dated June 1, 2001, appearing in the Prospectus, which is a part of this Registration Statement, and of our report dated June 1, 2001 relating to the consolidated financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.





DELOITTE & TOUCHE LLP
San Jose, California
June 6, 2001